                                                                    EXHIBIT 10.7

                          INVESTOR PURCHASE AGREEMENT


          THIS AGREEMENT is made as of September 30, 1996, by and between GLOBAL IMAGING SYSTEMS INC., a Delaware corporation (the "Company") and GREEN MANNING & BUNCH HOLDINGS, INC., a Colorado corporation (the "Purchaser"). Except as otherwise indicated, capitalized terms used herein are defined in Section 7 hereof.

          The parties hereto agree as follows:

          1. Authorization of Common Stock. The Company has authorized the issuance and sale to the Purchaser of (i) 1,354.166 shares of its Class A Common Stock, $.01 par value purchase (the "Class A Common Stock") and (ii) 240.126 shares of its Class B Common Stock, $.01 par value per share the "Class B Common Stock"), having the rights and preferences set forth in the Company's Charter (as defined in Section 3B below) attached hereto. The Class A Common Stock and the Class B Common Stock purchased hereunder by Purchaser are collectively referred to as the "GMB Stock".

          2. Purchase and Sale of the Stock. The parties will execute and deliver counterparts of this Agreement, the Joinder to the Registration Agreement and Joinder to the Stockholders Agreement (as defined in Sections 3D and 3E below) on or about before the Closing (as hereinafter defined). The purchase of the GMB Stock by the Purchaser will occur at a closing ("Closing") to be held on a date mutually satisfactory to the Purchaser and the Company not later than September 30, 1996. At the Closing, the Company will sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser will purchase from the Company 1,354.166 shares of Class A Common Stock at a price of $90.00 per share and 240.126 shares of Class B Common Stock at a price of $13.014 per share (in the aggregate, a total purchase price of $125,000.00). The Closing of the purchase and sale of the GMB Stock will be effected by exchange of documents, certificates and agreements, by air courier, facsimile transmission or other means satisfactory to the parties. At the Closing, the Company will issue and deliver to the Purchaser certificates evidencing the Class A Common Stock and the Class B Common Stock to be purchased by the Purchaser, registered in Purchaser's name, against payment of the purchase price therefor by check or wire transfer of funds in the amount set forth in this Section 2.

          3. Conditions of the Purchaser's Obligations at the Closing. The obligation of the Purchaser to purchase and pay for the GMB Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

               3A. Representations and Warranties. The representations and warranties contained in Section 6 hereof will be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.
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               3B.  Certificate of Incorporation.  The Company's Amended and
Restated Certificate of Incorporation in the form of Exhibit A (the "Charter"), as so filed will be in full force and effect at the Closing and will not have been further amended or modified.

               3C. Equity Purchase Agreement. The Equity Purchase Agreement dated June 9, 1994 (the "Equity Purchase Agreement") among the Company, Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership ("GTCR IV") and Thomas S. Johnson, as amended by Amendment No. 1, will be in full force and effect as of the Closing.

               3D. Registration Agreement. The Company, the Purchaser and certain other parties to the Registration Agreement will have entered into an a Joinder to the Registration Agreement, in form and substance substantially similar to Exhibit B attached hereto ("Registration Agreement"), and the Registration Agreement will be in full force and effect as of the Closing.

               3E. Stockholders Agreement. The Company, the Purchaser and certain other parties to the Stockholders Agreement will have entered into a Joinder to the Stockholders Agreement in form and substance substantially similar to Exhibit C attached hereto ("Stockholders Agreement"), and the Stockholders Agreement will be in full force and effect as of the Closing.

               3F. Closing Documents. The Company will have delivered to the Purchaser all of the following documents:

                    (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 3A through 3E, inclusive, have been fully satisfied;

                    (ii) certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Joinder to the Registration Agreement, the Joinder to the Stockholders Agreement, and each of the other agreements contemplated hereby, the issuance and sale of the GMB Stock, and the consummation of all other transactions contemplated by this Agreement;

                    (iii) certified copies of the Charter and the Company's bylaws, each as in effect at the Closing; and

                    (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser may reasonably request.

               3G. Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to the Purchaser.

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          4.   Covenants.  Except as otherwise provided herein, prior to a
Qualified Public Offering:

               4A. Financial Statements and Other Information. The Company will deliver to the Purchaser (so long as the Purchaser holds any of the Common Stock):

                    (i)   as soon as available and in any event within thirty
          (30) days after the end of each quarter, unaudited quarterly consolidated and consolidating statements of income and changes in consolidated financial position of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such quarter, and balance sheets of the Company and its Subsidiaries as of the end of such quarterly period;

                    (ii)  as soon as available and in any event within ninety
          (90) days after the end of each fiscal year, consolidating and consolidated statements of income and consolidated statements of changes in financial position of the Company and its Subsidiaries for each fiscal year and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, accompanied by an opinion of a "Big Six" or other independent accounting firm of recognized national standing acceptable to the Purchaser and a copy of such firm's annual management letter to the Board of Directors;

                    (iii) together with each delivery of financial statements set forth in subsection 4A(i) and (ii) above, a management report describing the operations and financial condition of the Company and its Subsidiaries for the quarter then ended and the portion of the current year then elapsed (or for the fiscal year then ended in the case of year-end financials);

                    (iv) promptly, a notice of any change or expected change in the corporate management of the Company;

                    (v) promptly, of its intention to enter into any material contracts pursuant to which the Company shall incur material debt;

                    (vi) any additional reports or other information concerning the Company as the Board of Directors may from time to time prescribe; and

                    (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as Purchaser reasonably requests.

               4B. Meeting of Directors. There will be at least four meetings of the Company's Board of Directors during each fiscal year, at least one of which will be held in each 90-day period during the Company's fiscal year.

               4C. Common Stock Restrictions. So long as there is a Qualified Holder, the Company will not, without the prior consent of each Qualified
Holder:

                    (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities unless such dividend or distribution is also distributed, pro rata, to the holders of Common Stock based on their respective interests as provided in the Charter;

                    (ii) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument, which by its terms would (under any circumstances) restrict the Company's right to perform any of its obligations pursuant to the terms of this Agreement, the Registration Agreement, the Stockholders Agreement, the Charter or the Company's bylaws; or

                    (iii) except as contemplated by this Agreement or the Stockholders Agreement, make any amendment to the Charter or the Company's bylaws, or file any resolution of the Board of Directors with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights of the holders of the Class A or Class B Common Stock under this Agreement, the Registration Agreement, the Stockholders Agreement, the Charter or the Company's bylaws.

               4D. Affirmative Covenants. So long as there is a Qualified Holder, unless otherwise consented to by each Qualified Holder, the Company will, and will cause each Subsidiary to:

                    (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                    (ii) maintain and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times in all material respects;

                    (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties, unless and to the extent that the same are being contested in good faith;

                    (iv) comply with all other material provisions of any material contract or agreement to which it is a party or by which it is bound, whether oral or written, express or implied, and pay all material obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due, unless and to the extent that the same are being contested in good faith;

                    (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which might reasonably be expected to have a material adverse effect upon the financial condition, operations or business prospects of the Company or any Subsidiary;

                    (vi) apply for and continue in force with good and reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

                    (vii) make all required filings under the Hart-Scott-Rodino Act for all acquisitions by the Company or any Subsidiary; and

                    (viii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

               4E. Registration of Transfer. The Company will keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Company will, at the request of the registered holder of such certificate and subject to the restrictions on transfer set forth in this Agreement, execute and deliver a new certificate or certificates in exchange therefor representing the number of shares of Common Stock represented by the surrendered certificate, and the Company forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other costs incurred by the Company in connection with such issuance.

               4F. Financial Statements. Notwithstanding anything herein to the contrary, the obligation of the Company to deliver the financial statements and reports set forth in subsection 4A(i), (ii) and (iii) above shall continue until such time as all of the Common Stock of the Purchaser is registered under the Securities Act and the Company has an obligation to provide such financial information to the Purchaser pursuant to the Securities Exchange Act.

          5.   Transfer of Restricted Securities.

                    (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the

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          Securities and Exchange Commission (or any similar rule then in force)
          if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

                    (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 5(i)(a) or b above), the holder thereof will deliver written notice to the Company describing the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 8C. If the Company is not required to deliver such new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph.

                    (iii) Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          6. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the GMB Stock, the Company hereby represents and warrants that:

               6A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure so to qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Charter and bylaws that have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               6B.  Capital Stock and Related Matters.

                    (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company consists of (a) 300,000 shares of Class A

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          Common Stock, of which 203,963.007 shares are issued and outstanding,
          (b) 350,000 shares of Class B Common Stock, of which 62,288.471 shares are issued and outstanding, and 1,961 shares will be reserved for issuance to employees, officers and directors of the Company not affiliated with GTCR, and (c) 350,000 shares of Class C Common Stock of which 4,802.5 shares are issued and outstanding. As of the Closing, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except pursuant to its Charter, this Agreement, the Stockholders Agreement and the Executive Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock will be validly issued, fully paid and nonassessable.

                    (ii) There are no statutory or contractual stockholders preemptive rights with respect to the issuance of the GMB Stock hereunder. Based in part on the investment representations of the Purchaser in Section 8C, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of the GMB Stock hereunder and the offer, sale and issuance of the GMB Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs other than the Jackson Credit Agreement, Equity Purchase Agreement, the JNL Purchase Agreement, the Registration Agreement, the Executive Agreements and the Stockholders Agreement.

               6C. Authorization: No Breach. The execution, delivery and performance of this Agreement, the Joinder to the Registration Agreement, the Joinder to the Stockholders Agreement and all other agreements and transactions contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Joinder to the Registration Agreement, the Joinder to the Stockholders Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Joinder to the Registration Agreement, the Joinder to the Stockholders Agreement and all other agreements and transactions contemplated hereby to which the Company is a party, the offering, sale and issuance of the GMB Stock hereunder, and fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

               6D. Tax Matters. The Company has filed all tax returns which it is required to file; all such returns are true and correct in all material respects; the Company has in all material respects paid all taxes owed by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no material unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

               6E. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any material governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

               6F. Brokerage. Except for the fees of Green Manning & Bunch Holdings, Inc., there are no claims against the Company for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               6G. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transaction contemplated hereby or thereby.

               6H. ERISA. The Company does not presently maintain or contribute to, nor has ever maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and the Company does not presently contribute to nor ever has contributed to any "multi-employer plan," as such term is defined in Section 3 of ERISA.

               6I. Compliance with Laws. The Company is not in violation of any law or any regulation or requirement which violation might reasonably be expected to have a material adverse effect upon the financial condition, operating results or business prospects of the Company and the Company has not received notice of any such violation.

               6J.  Disclosure.   Neither this Agreement nor any of the
schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company.

               6K. Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser will be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

               "Affiliates" shall have the meaning set forth in Rule 405 of the Securities Act.

               "Class A Common Stock" shall mean the authorized and issued Class A common stock of the Company.

               "Class B Common Stock" shall mean the authorized and issued Class B common stock of the Company.

               "Class C Common Stock" shall mean the authorized and issued Class C Common Stock of the Company.

               "Common Stock" shall mean the capital stock of the Company consisting of the Class A, B and C Common Stock.

               "Executive Agreements" shall mean those certain executive agreements with Johnson, Raymond Schilling and other principal executives of the Company pursuant to which such executives will purchase up to an aggregate of 8,823.5 shares of Class B Common (as adjusted from time to time for any stock splits, stock dividends, recombinations, mergers, recapitalizations, reclassifications or any similar event).

               "GTCR" means Golder, Thoma, Cressey, Rauner, Inc.

               "Jackson Credit Agreement" means the Credit Agreement dated as of August 14, 1996 among the Company, its Subsidiaries, Jackson National Life Insurance Company and PPM America, Inc., as Agent.

               "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

               "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

               "Qualified Holder" means the Purchaser (together with its successors and its Affiliates) provided the Purchaser owns at least 50% of the outstanding shares of Class B Common Stock issued to Purchaser pursuant to this Agreement.

               "Qualified Public Offering" has the meaning assigned to such term in the Stockholders Agreement.

               "Registration Agreement" means the Registration Agreement dated as of June 9, 1994 by and among the Company and each of its stockholders, as amended by Amendment Nos. 1, 2 and 3.

               "Restricted Securities" means the GMB Stock issued hereunder, and any securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale and have actually been sold to the public pursuant to Rule 144 or rule 144A (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8C have been delivered by the Company in accordance with paragraph 5(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8C.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

               "Stockholders Agreement" means the Stockholders Agreement dated as of June 9, 1994 by and among the Company and each of its stockholders, as amended by Amendment Nos. 1 and 2.

               "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          8.   Miscellaneous.
               -------------

               8A. Expenses. The Company agrees to pay, and hold the Purchaser harmless against liability for the payment of, (i) the reasonable fees and expenses of their counsel arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, (ii) reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Charter, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Class B Common Stock issued hereunder, and (iv) reasonable fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Charter.

               8B. Remedies. The Purchaser will have all rights and remedies set forth in this Agreement and the Charter and all rights and remedies which the Purchaser has been granted at any time under any other agreement or contract and all of the rights the Purchaser has under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               8C. Purchaser's Investment Representations. Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, that it is an Accredited Investor as that term is defined in Rule 501 under the Securities Act and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate for Restricted Securities will be imprinted with a legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Investor Purchase Agreement, dated as of September 30, 1996, by and between the issuer (the "Company") and Green Manning & Bunch Holdings, Inc., and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such. transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge.

               8D. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company and the Purchaser. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such parties.

               8E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by the Purchaser or on its behalf.

               8F. Successors and Assigns. Except as otherwise expressly provided herein or in any instruments of transfer or assignment, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock.

               8G. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               8H. Counterparts. This Agreement may be executed simultaneously in counterparts, both of which need not contain the signatures of more than one party, but both such counterparts taken together will constitute one and the same Agreement.

               8I. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               8J. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of New York.

               8K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or sent by telex or facsimile transmission, or sent by receipted air courier, or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to the Company and the Purchaser at the address indicated below:

                          Notice to the Company:

                          Global Imaging Systems Inc.
                          P.O. Box 273478
                          Tampa, FL 33688-3478
                          Attention:  President
                          Telephone:  (813) 960-5508
                          Telecopy:   (813) 264-7877

                          Notice to the Purchaser:

                          Green Manning & Bunch Holdings, Inc.
                          3600 Republic Plaza
                          370 Seventeenth Street
                          Denver, Colorado 80202-5636
                          Attention:  James T. Bunch
                          Telephone:  (303) 592-4801
                          Telecopy:   (303) 592-4819

                          With a copy to:

                          Christopher J. Hagan, Esq.
                          Davis, Graham & Stubbs LLP
                          1314 Nineteenth Street, N.W.
                          Washington, D.C.  20036
                          Telephone:  (202) 822-8660
                          Telecopy:   (202) 293-4794

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               8L. Hart-Scott-Rodino Compliance. In connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              GLOBAL IMAGING SYSTEMS INC.


                              By:   /s/ Raymond Schilling
                                    ---------------------
                                    Raymond Schilling, Vice President
                                    and Chief Financial Officer


                              GREEN MANNING & BUNCH HOLDINGS, INC.


                              By:   /s/ James T. Bunch
                                    ------------------
                                    Name:  James T. Bunch
                                    Title: Vice President